Exhibit 99.1

FIRST AMENDMENT OF LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT OF LOAN AND SECURITY AGREEMENT ("Amendment") is dated as of September 1, 2011, by and between eMagin Corporation, a Delaware Corporation, having a place of business at 3006 Northup Way, Suite 103 Bellevue, WA 98006 ("Borrower") and ACCESS BUSINESS FINANCE L.L.C., having a principal place of business at 14205 S. E. 36th Street, Suite 350, Bellevue, WA 98006 ("Lender").

RECITALS

A. Borrower and Lender have entered into that certain Loan and Security Agreement dated as of September 1, 2009 (as amended or modified to the date hereof, the "Loan Agreement").

B. Borrower has requested that Lender amend, and Lender has agreed to amend, the Loan Agreement to:

1.	Decrease the Borrowing Minimum Monthly from $6.000.00 to $2,000.00;
2.	Decrease the Collateral Management Fee from .4% to 0%;
3.	Decrease the Early Termination Fee minimum from $18,000.00 to $6.000.00;
4.	Increase the Interest Rate from 4.00% over Prime to 5.00% over Prime
5.	Decrease the Minimum Monthly Income from $5,000.00 to $1,000.00.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the parties hereby agree as follows:

AGREEMENT

1.Amendment of the Loan Agreement. The Loan Agreement is hereby amended as follows, effective as of the date hereof:

1.1	The term "Borrowing Minimum Monthly Income" is amended and shall be decreased to $2,000.00.
1.2	The term "Collateral Management Fee" is amended and shall be decreased to 0%;
1.3
The term "Early Termination Fee" is amended and shall read in its entirety: "Early Termination Fee — the greater of the product of (x) the number of months (or portions thereof) between the next Contractual Termination Date and the Early Termination Date and (y) the greater of (1) the average monthly interest for the immediately preceding three months, or (2) the Borrowing Minimum Monthly Income, but no less than $6,000.00.";

1.4
The term "Interest Rate" is amended and shall read in its entirety:"Interest Rate - 5.00% per annum in excess of the Prime Rate but no less than 8.25%. Any change in the Interest rate shall be effective as of the date of any change in the Prime Rate."

1.5	The term "Minimum Monthly Income" is amended and shall be decreased to $1,000.00;

2.            Modification. Except as expressly modified hereby, the Loan Agreement shall remain unchanged and in full force and effect.

3.            Conflicts. If a conflict exists between the provisions of the Loan Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

4.            Further Assurances. Borrower agrees to make and execute such other documents as may be necessary or required to effectuate the terms and conditions of this Agreement.

5.            Future Modifications. This Amendment does not entitle, or imply any consent or agreement to, any further or future modification of, amendment to, waiver of, or consent with respect to any provision of the Loan Agreement.

6.            Severability. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

7.            Headings.Section headings and numbers have been set forth for convenience only.

8.            Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment, and any party delivering such an executed counterpart of the signature page to this Amendment by telefacsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Amendment to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

eMagin Corporation

By:	/s/ Paul Campbell
Paul Campbell
Title: Chief Financial Officer

ACCESS BU ESS FINANCE L.L.C.

By:	/s/ Douglas McDonald
Douglas McDonald
Title: Manager

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